UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025

FTAI INFRASTRUCTURE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41370	87-4407005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(Address of principal executive offices) (Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On February 26, 2025, FTAI Infrastructure Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain affiliates of GCM Grosvenor Inc. (“GCM”) acting as sellers (collectively, “Sellers”), Ohio River Partners Holdco LLC (“ORPH”), a wholly owned subsidiary of the Company and owner of 50.1% of the limited liability company interests of Long Ridge Energy & Power LLC, a Delaware limited liability company (“LRE&P”), LIF LR Holdings, LLC, the owner of the remaining 49.9% of the limited liability company interests of LRE&P (“LIF Holdings”), and LRE&P, pursuant to which, among other things, (i) the Company acquired from Sellers, directly and indirectly, 100% of the limited liability company interests of LIF Holdings, which owned the remaining 49.9% of the limited liability company interests of LRE&P not already owned by ORPH, and (ii) as consideration therefor, (x) LRE&P issued a $20.0 million promissory note to an affiliate of GCM, (y) the Company paid to the Seller aggregate cash consideration of $9.0 million and (z) the Company issued to certain affiliates of GCM 160,000 shares of a newly designated series of Series B Convertible Junior Preferred Stock (the “Series B Preferred Stock”), the terms of which are described below (collectively, the “Long Ridge Acquisition”).

The Purchase Agreement contains certain fundamental representations and warranties of each of the Company and Sellers, as well as customary post-closing covenants, including with respect to confidentiality and public disclosures. In addition, the Purchase Agreement included a mutual release by each of the Company and its representatives, on the one hand, and the Sellers and their representatives, on the other hand, of the other with respect to matters relating to or arising out of the equity interests being transferred, the Long Ridge Group (as defined in the Purchase Agreement) and certain related matters.

Series B Certificate of Designations and Designation of Convertible Preferred Stock

The Series B Preferred Stock ranks senior to the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and junior to the Company’s Series A Senior Preferred Stock (the “Series A Preferred Stock”), with respect to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of the Company. Each share of Series B Preferred Stock has an initial liquidation preference of $1,000 per share. Holders of the Series B Preferred Stock are entitled to a quarterly compounding, regular dividend (“Dividend”) equal to 9.00% per annum for any Dividend paid in cash with respect to the immediately preceding quarter, and 10.00% per annum for any Dividend paid-in-kind, at the Company’s election. For any quarter in which the Company elects not to pay a cash Dividend, such Dividend will be added to the liquidation preference of each share, as further set forth in the Certificate of Designations of Series B Convertible Junior Preferred Stock of the Company (the “Series B Certificate of Designations”), which was filed by the Company with the Secretary of State of the State of Delaware and became effective on February 26, 2025 (the “Issue Date”). So long as the Series A Preferred Stock remains outstanding, no Dividends may be declared or paid in cash on the Series B Preferred Stock.

Unless holders of Series B Preferred Stock have received, as of any date of determination, cash dividend payments equal to the aggregate amount of accrued dividends from the Issue Date to such date, (i) no dividend or other distribution may be declared or paid on the Common Stock in excess of $0.03 per share in any fiscal quarter, or $36.0 million in the aggregate over the first three years following the Issue Date and (ii) subject to certain customary exceptions described in the Series B Certificate of Designations, neither the Company nor any of its subsidiaries may, directly or indirectly, purchase, redeem or otherwise acquire for consideration any securities ranking either pari passu with or junior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon a liquidation, dissolution or winding up of the Company.

Redemption and Repurchase

The Company shall be obligated to repurchase all shares of Series B Preferred Stock upon the consummation of a Change of Control (as defined in the Series B Certificate of Designations), at a price per share equal to 102% of the sum of the then-current liquidation preference plus any accrued and unpaid dividends since the end of the most recent dividend period (such sum, the “liquidation value”). Additionally, the Company shall have the right to redeem the Series B Preferred Stock, at any time and from time to time, at a price per share equal to (i) if within the first two years after the Issue Date, (a) an amount in cash that, taken together with any cash dividends paid to the redemption date, would equal 120% of the initial liquidation preference plus (b) 43.75 warrants (each, an “Optional Redemption Warrant”) and (ii) thereafter, 102% of the then-applicable liquidation value. Each Optional Redemption Warrant shall be exercisable for one share of Common Stock at an exercise price of $8.18. If the Company issues Optional Redemption Warrants pursuant to an optional redemption, it will enter into a warrant agreement governing the terms of such Optional Redemption Warrant in substantially the form set forth as Exhibit B to the Investor Rights Agreement (as defined below). In each case, the repurchase or redemption of Series B Preferred Stock shall be subject to the condition that no shares of Series A Preferred Stock remain outstanding as of such time.

Conversion Rights and Limitations

Each share of Series B Preferred Stock is convertible by its holder at any time after the Issue Date into, subject to certain limitations described below, a number of shares of Common Stock equal to (i) the then-applicable liquidation value divided by (ii) the conversion price, initially set at $8.18 per share of Common Stock and subject to certain customary anti-dilution adjustments. Should the cumulative number of shares of Common Stock delivered upon conversion of the Series B Preferred Stock and exercise of Optional Redemption Warrants since the Issue Date exceed 22,237,370 shares, or approximately 19.5% of the 113,936,865 shares of Common Stock outstanding as of February 10, 2025, (the “Share Cap”), all further conversion and exercise consideration will be payable in cash in lieu of shares, calculated based on the volume-weighted average price per share of Common Stock on the trading day immediately preceding the conversion or exercise date, unless the Company obtains shareholder approval to issue such consideration in shares of Common Stock.

Furthermore, no holder of Series B Preferred Stock or Optional Redemption Warrants may convert any share of Series B Preferred Stock or exercise any Optional Redemption Warrant into shares of Common Stock if and to the extent that such conversion or exercise would result in such holder beneficially owning in excess of 19.99% of the total number of shares of Common Stock issued and outstanding immediately following such conversion, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Voting and Consent Rights

Holders of Series B Preferred Stock do not have a right to vote with the holders of shares of Common Stock on an as-converted basis. However, certain matters will require the approval of a majority of the holders of outstanding shares of Series B Preferred Stock, voting as a separate class, including, but not limited to, (1) with the exception of a refinancing of the Series A Preferred Stock (a “Series A Refinancing”), (A) the authorization, creation, increase in the authorized amount of, or issuance of any class or series of senior or pari passu equity securities or any security convertible into, or exchangeable or exercisable for, shares of senior or pari passu equity securities or (B) the reclassification, alteration or amendment of any existing class or series of equity securities that would result in such class of securities being senior to or pari passu with the Series B Preferred Stock, (2) amendments, modifications or a repeal of any provision of the Company’s charter or of the Series B Certificate of Designations that would adversely affect the rights, preferences or voting powers of the Series B Preferred Stock and (3) certain business combinations and binding or statutory share exchanges or reclassifications involving the Series B Preferred Stock unless such events do not adversely affect the rights, preferences or voting powers of the Series B Preferred Stock. Additionally, so long as shares of Series B Preferred Stock with an aggregate liquidation value of greater than $25.0 million remain outstanding, the Company and its subsidiaries may not incur Indebtedness (as defined in the Series B Certificate of Designations), subject to exceptions for Incurrences of (i) Indebtedness where the pro forma Consolidated Total Leverage Ratio would not exceed 12.0, (ii) Non-Recourse Indebtedness incurred by the Company’s subsidiaries and (iii) Refinancing Indebtedness (each as defined in the Series B Certificate of Designations).

The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Purchase Agreement and the Series B Certificate of Designations and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the Series B Certificate of Designations, which is filed as Exhibit 3.2 to this Current Report on Form 8-K, and each of which is incorporated herein by reference. It is not intended to provide any other factual information about the parties or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties by each of the parties thereto, which were made only for purposes of the Purchase Agreement and as of specified dates. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties thereto; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Investors should not and are not entitled to rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Investor Rights Agreement

On February 26, 2025, as required under the Purchase Agreement, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with certain affiliates of GCM acquiring Series B Preferred Stock as part of the Long Ridge Acquisition.

Registration Rights

The Investor Rights Agreement provides that the Company will, amongst other things, prepare and file with the Securities and Exchange Commission (the “SEC”), no later than 30 days following the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2024 (the “Initial Filing Deadline”), a resale registration statement (a “Shelf Registration Statement”) on Form S-1 or Form S-3, or an amendment or supplement to an existing registration statement on Form S-3, for the shares of Common Stock into which the Series B Preferred Stock is initially convertible (such securities, as subject to the terms of the Investor Rights Agreement, “registrable securities”). Each of the holders may issue an unlimited number of requests (each, a “Shelf Underwritten Offering Request”) for underwritten offerings off the Shelf Registration Statement (each, a “Shelf Offering”), so long as the number of registrable securities requested to be registered equals at least 3% of the number of then-outstanding shares of Common Stock (the “Minimum Registrable Share Amount”). Additionally, at any time following the Initial Filing Date when a Shelf Registration Statement is not effective, each holder may, subject to satisfaction of the Minimum Registrable Share Amount, issue up to three requests (each a “Demand Registration Request”) for registration of registrable securities, the method of disposition for which may be an underwritten offering (a “Demand Registration”). All eligible holders are entitled to participate in any Shelf Offering or Demand Registration upon proper notice to the Company, and the Company is required to use its reasonable best efforts to effect such participation in accordance with the terms of the Shelf Underwritten Offering Request or the Demand Registration Request, subject to certain rights to delay or postpone such registration.

If at any time the Company (i) proposes or is required to register any shares of Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) (other than as relates solely to an employee stock plan, dividend reinvestment plan or a merger or consolidation, a Demand Registration or in connection with registration on Form S-4 or S-8 promulgated by the SEC or any successor forms thereto), (ii) proposes to effect an underwritten offering of Common Stock pursuant to a shelf registration statement (other than an underwritten offering pursuant to a Demand Registration or Shelf Offering, or a block trade) or (iii) receives a request for an underwritten Shelf Offering, in each case whether for its own account or for the account of others (each a “Piggyback Registration”), the Company is required to notify each holder of its right to participate in such registration. The Company will use reasonable best efforts to cause all eligible securities requested to be included in the registration to be so included. The Company has the right to withdraw or postpone a registration statement in which eligible holders have elected to exercise piggyback registration rights, and eligible holders are entitled to withdraw their registration requests prior to the execution of an underwriting agreement with respect to any such registration.

The Company agreed to, among other things, indemnify and hold harmless each holder and its affiliates, their respective officers, directors, members, managers, partners, employees and agents, and the successors, assigns and controlling persons of such indemnified parties, under the registration statement from certain liabilities and pay all fees and expenses (excluding any underwriting discounts and selling commissions) incident to the Company’s obligations under the Investor Rights Agreement.

Rights with Respect to Refinancings

The Investor Rights Agreement provides that, if on or prior to February 26, 2026, the Company issues a new series of non-convertible preferred stock to refinance in full the outstanding shares of Series A Preferred Stock, GCM and its affiliates that hold Series B Preferred Stock will have the right, but not the obligation, to exchange any or all shares of its Series B Preferred Stock for shares of such new preferred stock, dollar-for-dollar based on the relative liquidation values of each security. Additionally, if on or prior to February 26, 2026, the Company issues a new series of convertible preferred stock to refinance in full the outstanding shares of Series A Preferred Stock, and such new securities either rank senior to the Series B Preferred Stock in liquidation or dividend priority or pay a dividend in excess of that paid on the Series B Preferred Stock (the “Refinancing Preferred Stock”), provided that GCM or its affiliates hold Series B Preferred Stock at such time, for a period of two months after such refinancing, GCM has the right to require the Company to amend the Series B Certificate of Designations such that the Series B Preferred Stock has the same liquidation and dividend priority and/or dividend rate as the Refinancing Preferred Stock.

Board Rights

The Investor Rights Agreement provides that, effective upon the Issue Date, GCM will have the right to designate, and the Company’s Board of Directors (the “Board”) will appoint and use reasonable best efforts to have elected at any applicable annual meeting, one individual to serve as a Class II Director (the “GCM Designee”), so long as GCM and its affiliates’ ownership of Common Stock, including any shares of Common Stock into which the Series B Preferred Stock is convertible or Optional Redemption Warrants are exercisable, and subject to the Share Cap, constitutes at least 10% of the then-issued and outstanding Common Stock of the Company. The director will be subject to customary confidentiality and information use restrictions, including with respect to any acquisition of, or equity or debt investment in, a third party by the Company, and any disposition or other transaction (other than an acquisition) involving a counterparty affiliated with GCM, or of which GCM or any of its affiliates otherwise have a material interest.

Transfer Restrictions

During the first year following the Issue Date, shares of Series B Preferred Stock, and as applicable, Optional Redemption Warrants, may only be transferred to affiliates of GCM or as consented to by the Company, such consent not to be unreasonably withheld, and in each case, subject to certain restrictions on transfer to disqualified parties. Notwithstanding any transfer in compliance with the foregoing, the board rights described above are non-transferable to any transferee other than GCM and its affiliates.

The foregoing description of the Investor Rights Agreement is not complete and is qualified in its entirety by reference to the Investor Rights Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Ares Warrant Agreement

On February 26, 2025, the Company and Ares Management LLC (“Ares”) amended and restated the warrant agreement, initially dated as of August 1, 2022, by and between the Company and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), as warrant agent (as so amended and restated, the “Warrant Agreement”). As part of the consent fee for the Series A Amendment (as defined below), the Company issued warrants (the “Series A Warrants”) representing the right to purchase, on the terms and subject to the conditions set forth in the Series A Warrants, 550,000 shares of Common Stock at an exercise price of $10.00 per share (as adjusted from time to time to account for stock splits, dividends and similar items). The Series A Warrants were issued pursuant to subscription agreements entered into by the Company on February 26, 2025 with entities affiliated with Ares (the “Subscription Agreements”), and pursuant to the Warrant Agreement. The Series A Warrants are exercisable until the earlier of (A) August 1, 2030 or (B) a sale of the Company.

The foregoing description of the Warrant Agreement is not complete and is qualified in its entirety by reference to the Warrant Agreement, attached hereto as Exhibit 10.2 and incorporated herein by reference.

Manager Options

In connection with the issuance of the Series B Preferred Stock, the Company paid and issued to its manager, FIG LLC (the “Manager”) an option to purchase 2,852,049 shares of Common Stock at a per share exercise price equal to $5.61, the closing price of the Common Stock on February 25, 2025. The option is fully vested as of the date of grant, is exercisable as to 1/30th of the shares of Common Stock to which the option is subject on the first day of each of the 30 calendar months following the first full calendar month after the date of grant and expires on the tenth anniversary of the date of grant.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on February 26, 2025, the Company issued 160,000 shares of Series B Preferred Stock. The Company also issued 550,000 Series A Warrants as part of the consent fee for the Series A Consent (as defined below). The offer and sale of the shares of Series B Preferred Stock pursuant to the Purchase Agreement, and the issuance of the Series A Warrants pursuant to the Subscription Agreements, are each being made in reliance on an exemption from registration under the Securities Act, pursuant to Section 4(a)(2) thereof. Any shares of Common Stock deliverable upon conversion of shares of the Series B Preferred Stock or upon exercise of the Series A Warrants will be issued in reliance upon the exemption from registration in Section 3(a)(9) or Section 4(a)(2) of the Securities Act, respectively. Any of the up to 7,000,000 shares of Common Stock initially deliverable upon exercise of the Optional Redemption Warrants, if issued as part of an optional redemption pursuant to the terms of the Series B Certificate of Designations, will be issued in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

The foregoing is only a summary of certain rights of the Series B Preferred Stock, the Series A Warrants and the Optional Redemption Warrants, does not purport to be complete and is qualified in its entirety by reference to the full description of the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series B Preferred Stock set forth in the Series B Certificate of Designations, the Series A Warrants set forth in the Warrant Agreement and the Optional Redemption Warrants as substantially set forth in Exhibit B to the Investor Rights Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2025, the Board approved an increase in the size of the Board from four to five directors, and appointed Matthew Rinklin, the GCM Designee under the Investor Rights Agreement, as a Class II director. Mr. Rinklin focuses on direct infrastructure investments across the energy, transportation and environmental services sectors. As a Managing Director at GCM, he leads the investment activity for the Infrastructure Advantage Strategy with over $2 billion of capital under management. He is also a member of the Infrastructure Advantage Investment Committee. Prior to joining GCM, Mr. Rinklin served as Senior Vice President at Oaktree Capital Management (“Oaktree”), where he was responsible for originating, executing and managing infrastructure investments. Prior to joining Oaktree, Mr. Rinklin was a Vice President at Highstar Capital. Over his infrastructure investment career, he has served on the board of directors of several private and public companies. Mr. Rinklin received his Bachelor of Arts in Economics from the University of Chicago.

In connection with his appointment to the Board, on February 26, 2025, Mr. Rinklin and the Company entered into an indemnification agreement which provides for the standard indemnification and advancement of expenses by the Company to the fullest extent permitted by law consistent with the Company’s Amended and Restated Bylaws.

The information included in Item 1.01 is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2025, the Board approved a Certificate of Amendment (the “Amendment”) to the certificate of designations governing its Series A Preferred Stock (the “Series A Certificate of Designations”), which amends certain provisions of the Series A Certificate of Designations to permit the Long Ridge Acquisition and the issuance of the Series B Preferred Stock. The Amendment also permits the Company to make cash “catch-up” payments to holders of Series A Preferred Stock, with the equivalent amount of previously paid-in-kind dividends correspondingly treated as though initially paid as cash dividends for all purposes under the Series A Certificate of Designations, including with respect to months counted toward an Event of Noncompliance (as defined in the Series A Certificate of Designations). Furthermore, the Amendment permits the Company to make quarterly cash dividend payments of up to $0.03 on its Common Stock, so long as the holders of the Series A Preferred Stock (the “Series A Holders”) have received cash dividends equal to at least the amount of dividends accrued since the two-year anniversary of the issue date of the Series A Preferred Stock.

On February 26, 2025, the Series A Holders executed a unanimous written consent (the “Series A Consent”) pursuant to which the Series A Holders authorized, consented to and approved the Amendment and the issuance of the Series B Preferred Stock, subject to certain customary conditions. On February 26, 2025, the Series A Consent became effective and the Company filed the Amendment with the Secretary of State of the State of Delaware. The Series A Holders received a customary fee for the consent, together with the Series A Warrants.

The forgoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “will,” “believes,” “expects,” “anticipates,” “plans,” “could,” “may,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this current report include, among other things, statements about the Company’s and the Long Ridge’s plans, objectives, expectations and intentions, and the financial condition, results of operations and business of the Company. Risks and uncertainties include, among other things, risks related to the Company’s ability to realize the anticipated benefits of the Long Ridge Acquisition; the risk that the necessary regulatory approvals for the Long Ridge Acquisition may not be obtained or may be obtained subject to conditions that are not anticipated; future electricity and gas prices, exchange and interest rates; risks related to the cost of producing gas, changes in tax and other laws, regulations, rates and policies; and competitive developments. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors that could cause actual results to differ materially from those reflected in such statements. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b)	Pro Forma Financial Information

The financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)	Exhibits.

Exhibit Number	Description
2.1
Purchase Agreement, dated as of February 26, 2025, by and among FTAI Infrastructure Inc., Ohio River Partners Holdco LLC and Long Ridge Energy & Power LLC, and Labor Impact Fund, L.P., Labor Impact Feeder Fund, L.P., Labor Impact Real Estate (Cayman) Holdings, L.P. and LIF LR Holdings LLC.

3.1	Second Certificate of Amendment to the Certificate of Designations of Series A Senior Preferred Stock of FTAI Infrastructure Inc., dated as of February 26, 2025.
3.2	Certificate of Designations of Series B Convertible Junior Preferred Stock of FTAI Infrastructure Inc., dated as of February 26, 2025.
10.1
Investor Rights Agreement, dated as of February 26, 2025, by and among FTAI Infrastructure Inc., Labor Impact Fund, L.P., LIF AIV 1, L.P., Labor Impact Feeder Fund, L.P. and Labor Impact Real Estate (Cayman) Holdings, L.P.

10.2	Amended and Restated Warrant Agreement, dated as of February 26, 2025, by and between FTAI Infrastructure Inc. and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC).
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI INFRASTRUCTURE INC.

By:	/s/ Kenneth J. Nicholson
	Name:	Kenneth J. Nicholson
	Title:	Chief Executive Officer and President

Date: February 26, 2025